SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


        Filed by the registrant                        [x]

        Filed by a party other than the registrant     [ ]

        Check the appropriate box:

        [ ]     Preliminary proxy statement

        [x]     Definitive proxy statement

        [ ]     Definitive additional materials

        [ ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       Oxboro Medical International, Inc.
                (Name of Registrant as Specified in Its Charter)

                                  Harley Haase
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fees (Check the appropriate box):

[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

        (4)    Proposed maximum aggregate value of transaction:

        1 Set forth the amount on which the filing fee is calculated and state how it was determined.

        [ ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. identify the previous filing by registration statement number or the form or schedule and the date of filing.

        (1)    Amount previously paid:

        (2)    Form schedule or registration statement no:

        (3)    Filing party:

        (4)    Date filed:




                       OXBORO MEDICAL INTERNATIONAL, INC.
                            13828 Lincoln Street N.E.
                            Ham Lake, Minnesota 55304

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 22, 1996

TO OUR SHAREHOLDERS:

         Please take notice that the Annual Meeting of the Shareholders of Oxboro Medical International, Inc., a Minnesota corporation (the "Company"), will be held at the Company's offices, 13828 Lincoln Street N.E., Ham Lake, Minnesota 55304, on Thursday, February 22, 1996, at 4:00 p.m. Minneapolis time, to consider and vote upon the following matters:

         1.       Election of one director for a three-year term; and

         2. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors of the Company has fixed the close of business on January 4, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

         Shareholders who do not expect to be present personally at the Annual Meeting are urged to complete, date, sign, and return the accompanying Proxy in the enclosed, self-addressed envelope. The Board of Directors of the Company sincerely hopes, however, that all shareholders who can attend the Annual Meeting will do so.

         It is important that your shares be represented and voted at the Annual Meeting. If you are not able to attend the Annual Meeting, please return your completed Proxy at your earliest convenience.


                                       BY THE ORDER OF THE BOARD OF DIRECTORS



                                       Dennis L. Mikkelson
                                       Secretary
Dated:  January 18, 1996


                       OXBORO MEDICAL INTERNATIONAL, INC.
                            13828 Lincoln Street N.E.
                            Ham Lake, Minnesota 55304

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 22, 1996



                     SOLICITATION AND REVOCATION OF PROXIES

         The accompanying Proxy is solicited by the Board of Directors of Oxboro Medical International, Inc. (the "Company") in connection with the Annual Meeting of the Shareholders of the Company, which will be held on February 22, 1996, and any adjournments thereof.

         The person giving the enclosed Proxy has the power to revoke it at any time prior to the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy, and dated. Revocations of Proxy will be honored if received at the offices of the Company, addressed to Dennis L. Mikkelson, Secretary, on or before February 21, 1996. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be seated at the door of the meeting room. Revocation may also be effected by delivery of an executed, later dated Proxy. Unless revoked, all properly executed Proxies received in time will be voted.

         Proxies not revoked will be voted in accordance with the choice specified by shareholders on the Proxies. Proxies which are signed but which lack any such specification will, subject to the following, be voted FOR the director nominated by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker turns in a "non-vote" Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The Company will pay for costs of soliciting Proxies, including the costs of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers or other employees of the Company who will receive no special compensation for their services. The Company may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding Proxy material to, and obtaining Proxies from, beneficial owners.

         The Annual Report of the Company, including financial statements, for the fiscal year ended September 30, 1995, is being mailed with this Proxy Statement. Copies of this Proxy Statement and Proxies will first be mailed to shareholders on or about January 18, 1996.



                                  VOTING RIGHTS

         Only shareholders of record at the close of business on January 4, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of that date, there were issued and outstanding 2,672,278 shares of Common Stock of the Company, the only class of securities of the Company entitled to vote at the meeting. Each shareholder of record is entitled to one vote for each share registered in his or her name as of the record date. The Articles of Incorporation of the Company do not grant the shareholders the right to vote cumulatively for the election of directors. No shareholder will have appraisal rights or similar dissenter's rights as a result of any matters expected to be voted on at the meeting. The presence in person or by proxy of holders of a majority of shares of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.


                             COMMON STOCK OWNERSHIP

         The following table sets forth certain information as of January 4, 1996 with respect to the stock ownership of all persons known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock, all directors and nominees to become directors, and all officers and directors of the Company as a group. Except where otherwise indicated, all persons have sole voting power and sole investment power with respect to the shares indicated:

        Name and Address of                  Number of            Percentage
        Beneficial Owner                     Shares Owned         of Class

        Larry  Rasmusson                      617,239(1)             22.4%
        1485 - 139th Lane N.W.
        Andover, MN  55304

        Keith A. Olson                        240,000                 9.0
        2531 West 90th Street
        Bloomington, MN  55431

        Harley Haase                          236,748(2)              8.9%
        13828 Lincoln Street N.E.
        Ham Lake, MN 55304

        Employee Stock Ownership Plan         225,000(3)              8.4
        13828 Lincoln Street N.E.
        Ham Lake, MN  55304

        Dennis L. Mikkelson                    40,000(4)              1.5

        John R. Walter                         40,000(4)              1.5

        All directors and officers          1,173,987(5)             41.4
        as a group (5 persons)


(1) Includes 383,500 shares issued to Mr. Rasmusson under the terms of a stock award agreement, 80,364 shares subject to a currently exercisable option, and 4,105 shares allocated to Mr. Rasmusson under the Employee Stock Ownership Plan (ESOP) (of which 821 shares have vested). See "Certain Relationships and Related Transactions."

(2) Includes 25,686 shares allocated to Mr. Haase under the ESOP; all of such shares have vested.

(3) Larry Rasmusson, trustee of the Employee Stock Ownership Plan, disclaims beneficial ownership of shares owned by the Plan. Each participant in the Plan has voting rights with regard to shares allocated to his or her account in which the participant has vested. As of September 30, 1995, 73,050 shares have been allocated to participants, of which 64,096 shares have vested. See "Executive Compensation -- Employee Stock Ownership Plan."

(4) Includes 40,000 shares that may be acquired pursuant to a currently exercisable option.

(5) Includes 120,364 shares that may be acquired pursuant to currently exercisable options and 29,791 shares allocated under the ESOP.

Change in Control Agreement

         Under the terms of an employment agreement effective April 1, 1993, in the event any person (as such term is defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), shall become the beneficial owner of 30% or more of the Company's outstanding Common Stock, Harley Haase, the Company's chief executive officer, will be granted an option to purchase, at a price equal to the fair market value of the Common Stock on the date of grant, a number of shares of the Company's Common Stock sufficient to reduce the ownership of such person to less than 30%.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Articles of Incorporation provide that directors are divided into three classes, with each class serving a three-year term and approximately one-third of the Board of Directors to be elected each year. At the 1996 Annual Meeting, one Class III director will be elected to hold office for a term expiring at the Annual Meeting of shareholders to be held in 1999, or until his successor has been elected and qualified, or until his death, resignation, or removal, if earlier.

         The director in Class III whose term is expiring, Harley Haase, has been nominated by the Board of Directors for reelection.

         Unless instructed not to vote for the election of the nominee, the Proxies will vote to elect the nominee named above. If the nominee is not a candidate for election at the meeting, which is not currently anticipated, the Proxies may vote for such other person as they, in their discretion, may determine.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE ABOVE NOMINEE BE ELECTED.

         Certain information regarding the nominee and the other current directors of the Company is set forth below:

Nominee for Election (term expiring in 1999)

                  HARLEY HAASE, 49, has been a director of the Company since 1987. He has been president of the Company since June 1988.

Continuing Class I Directors (terms expiring in 1997)


                  KEITH A. OLSON, 53, has been a director of the Company since 1982. Since February 1993, he has served as president of Olson Contractors Supply, Inc., a supplier to the construction trades. From 1980 until 1993, he served as a division manager of the tool and fastener department of Shurail Supply, Inc., Bloomington, Minnesota.

                  JOHN R. WALTER, 55, has been a director since 1992. For the past 32 years, he has worked as a financial planner.

Continuing Class II Directors (terms expiring in 1998)

                  DENNIS L. MIKKELSON, 52, has been a director of the Company since 1990. Prior to 1990, Mr. Mikkelson spent 18 years with Control Data Corporation in various positions related to computer software development. Since leaving Control Data Corporation, he has worked as an independent consultant in information engineering.

                  LARRY A. RASMUSSON, 52, has been a director since 1993. Since that time he has also served as Chairman of the Board and chief financial officer of the Company. Prior to such appointments, he had served as a consultant to the Company on various financial and other matters since 1982. Mr. Rasmusson also serves as trustee of the Company's ESOP and is the sole shareholder of the general partner of a limited partnership in which the Company has made an investment as a limited partner. See "Certain Relationships and Related Transactions."

Meetings and Committees of the Board of Directors

         During fiscal 1995, the Board of Directors held 8 meetings. All directors attended at least 75% of the meetings held.

         The Board has no standing audit, compensation, or nominating committee.

Compensation to Directors

         Directors' Fees and Bonuses. For services rendered in fiscal 1995, each member of the Company's Board of Directors who is not an employee of the Company received a monthly fee and a bonus based on the Company's financial performance. The aggregate compensation paid to nonmanagement directors for services rendered in fiscal 1995 was $20,200.

         Stock Options to Directors. Effective March 6, 1991, the Company granted to Dennis L. Mikkelson an option to purchase 40,000 shares of Common Stock at an exercise price of $2.50 per share. The option is exercisable until March 6, 1996. Effective June 8, 1992, the Company granted to John R. Walter an option to purchase 40,000 shares of Common Stock at an exercise price of $2.75 per share. The option is exercisable until June 8, 1997.

         Consulting Fees to Director. The Company paid approximately $60,192 during fiscal 1995 to Dennis L. Mikkelson, a director, for general consulting and for development and enhancement of the Company's computer capabilities.

         Commissions/Consulting Fees to Director. John R. Walter, a director, received $10,393 during fiscal 1995 as commissions for the sale to the Company of various investment and insurance products. In addition, Mr. Walter received $30,000 during fiscal 1995 for consulting services related to Oxboro Outdoors, Inc.

Compliance with Reporting Requirements of Exchange Act

         Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, requires the Company's officers, directors, and holders of 10% or more of its outstanding Common Stock to file certain reports with the Securities and Exchange Commission. To the Company's best knowledge, based solely on information provided to it by the reporting individuals, all of the reports required to be filed by these individuals have been filed, except that Harley Haase, the Company's chief executive officer, and Larry A. Rasmusson, the Company's chief financial officer, did not timely file annual reports on Form 5 with respect to fiscal 1994, reporting the allocation to them of shares under the Company's Employee Stock Ownership Plan. Each individual has now filed the required report.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer and the one other executive officer whose total annual compensation in fiscal 1995 (based on salary and bonus) exceeded $100,000 (the "Named Executive Officers").

                                                                                Long-Term
                                                                                Compensation
                                                                                   Awards
                                                                                 Securities                All
Name and Principal               Fiscal        Annual          Compensation      Underlying               Other
     Position                     Year         Salary             Bonus            Options             Compensation

Harley Haase                     1995         $128,830           $175,620           --                 $  48,895(1)
  Chief Executive                1994          110,884            204,795           --                    56,456
   Officer                       1993           96,000            145,428           --                    54,897


Larry A. Rasmusson               1995         $161,798           $175,620         80,364               $  70,109(2)
  Chief Financial                1994          143,884            204,795           --                   124,876
   Officer                       1993(3)       117,549            147,184           --                   110,373



(1) All other compensation for Mr. Haase for fiscal 1995 includes $45,467 of premiums paid on a split dollar life insurance policy and the market value at September 30, 1995 of 2,285 shares allocated to Mr. Haase under the Company's Employee Stock Ownership Plan ($3,428). See "Split Dollar Insurance" and "Employee Stock Ownership Plan."

(2) All other compensation for Mr. Rasmusson for fiscal 1995 includes $45,012 of premiums paid on a split dollar life insurance policy, $21,669 in royalties, and the market value at September 30, 1995 of 2,285 shares allocated to Mr. Rasmusson under the Company's Employee Stock Ownership Plan ($3,428). See "Split Dollar Insurance," "License Agreements," "Employee Stock Ownership Plan," and "Certain Relationships and Related Transactions -- License Agreements with Shareholder."

(3) In fiscal 1993, $57,018 of Mr. Rasmusson's compensation was earned as a consultant to the Company.


Options Granted During Fiscal 1995

         The following table sets forth information regarding options granted to Named Executive Officers during fiscal 1995.

                          Options           Percent of Total
                          Granted           Options Granted
                         (Number of         to Employees in                Exercise                Expiration
Name                      Shares)           Fiscal Year                      Price                    Date

Harley Haase               -0-                    --                           --                      --
Larry Rasmusson           80,364                 100%                        $1.50                   8/17/00


Aggregated Option Exercises During Fiscal 1995 and Fiscal Year-End Option Values

         The following table provides information related to options exercised by the Named Executive Officers during fiscal 1995 and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

                                                                                             Value of
                                                                   Number of                Unexercised
                                                                  Unexercised              In-the-Money
                                                                   Options at               Options at
                              Shares                             Fiscal Year-End         Fiscal Year-End
                             Acquired            Value            Exercisable/             Exercisable/
Name                        On Exercise        Realized          Unexercisable           Unexercisable (1)

Harley Haase                  - 0 -              - 0 -               -0-/-0-               $   -0-/-0-
Larry A. Rasmusson            - 0 -              - 0 -            80,364/-0-               $   -0-/-0-


(1) Value is calculated as the difference between the closing price of the Common Stock on September 30, 1995 ($1.50) and the option exercise price ($1.50) multiplied by the number of shares.

Employment Agreements

         Effective April 1, 1993, the Company entered into five-year employment agreements with Harley Haase, the Company's chief executive officer, and Larry
A. Rasmusson, its chief financial officer, whereby each is to be paid an annual salary determined each fiscal year, a bonus, the amount of which will be based upon achievement by the Company of certain financial goals, and other benefits. The agreement further provides that if the employment of either individual is terminated without "cause" (as defined in the agreement), he will be entitled to be paid his then current salary, bonus and other benefits through the remaining term of the agreement, and under certain circumstances the Company will be obligated to provide health and life insurance for the balance of the individual's life. In addition, in the event that either individual's employment is terminated in connection with a "change in control" of the Company (as defined), he will be entitled to receive as severance pay an amount equal to two and one-half times his "annualized includable compensation for the base period" (as defined in Section 280G(d) of the Internal Revenue Code of 1986, as amended), payable in a lump sum, in cash, on the fifth day following such termination.

License Agreements

         The Company has entered into an exclusive license agreement with Larry Rasmusson pursuant to which Mr. Rasmusson, as licensor, granted the Company, as licensee, the exclusive right to make, use, and sell certain medical products and to receive information and assistance from Mr. Rasmusson to make, use and sell the products. The products covered include the suture assist, occlusion device, occluder pad, OR device, X-TRA loop, bulldog clamp, radiopaque fabric clamp covers, ribbed suture aid booties, and ribbed clamp covers. Mr. Rasmusson is to receive royalties in the amount of 4% of the "net sales price" (as defined) of all listed products sold. Royalties continue for the life of the product. If at any time a product covered by the agreement is no longer sold by the Company (defined as a reduction by 50% in sales from the previous calendar year), the license will no longer be exclusive as to that product. The agreement contains a provision for increasing the royalty amount if royalty rates paid by the Company to others for similar products are higher than 4%. During fiscal 1995, 1994 and 1993, Mr. Rasmusson earned $21,669, $16,447 and $14,063, respectively, in royalties under this agreement. Effective November 8, 1995, the Company and Mr. Rasmusson amended the agreement to provide that upon the retirement of Harley Haase, the royalty will be increased from 4% to 6% on certain products, and the Company will pay Mr. Rasmusson royalties of 3% and pay Mr. Haase royalties of 3% on sales of such products.

         Oxboro Outdoors, Inc., a wholly owned subsidiary of the Company ("Outdoors"), has entered into an exclusive license and royalty agreement with Mr. Rasmusson pursuant to which Mr. Rasmusson, as licensor, granted Outdoors, as licensee, the exclusive right to make, use, and sell certain outdoor recreational products and to receive information and assistance from Mr. Rasmusson to make, use and sell the products. Mr. Rasmusson is to receive an advance royalty payment of $1,500 for each product accepted for development by Outdoors and continuing royalties in the amount of 8% of the "net sales price" (increased to 9% when the cumulative aggregate "net sales price" exceeds $1,000,000) of all listed products sold when the cumulative "net sales price" of all products sold multiplied by the applicable royalty percentage exceeds the total of all royalty advances. Royalties continue for the life of the products. During fiscal 1995, 1994 and 1993, Outdoors paid to Mr. Rasmusson $0.00, $52,500 and $60,000, respectively, in advance royalties. Effective November 8, 1995, the agreement was amended to grant to Outdoors a royalty-free license to use the name "Larry A. Rasmusson" and the picture of Mr. Rasmusson in connection with the advertising, merchandising, promotion, manufacture, sale and distribution of certain Outdoors products.

         Effective November 8, 1995, the Company entered into a product development incentive agreement with Mr. Haase pursuant to which Mr. Haase, as licensor, granted the Company, as licensee, the exclusive right to make, use and sell certain products and to receive information and assistance from Mr. Haase to make, use and sell the products. The products covered include, among others, labels, various holders, organizers, and bags and other foam products. Additional products may become subject to the agreement if accepted by the Board of Directors of the Company. Following termination of his employment with the Company, Mr. Haase will receive incentive payments equal to 4% of the net sales price of all products subject to the agreement sold by the Company following Mr. Haase's termination. Royalties continue for the life of the products.

         Effective November 21, 1995, the Company and Outdoors entered into a royalty sharing agreement with Mr. Rasmusson and Mr. Haase pursuant to which Mr. Haase and Mr. Rasmusson will share royalties on products that they jointly develop that are covered under the exclusive license agreement and/or exclusive license and royalty agreement, with respect to Mr. Rasmusson, and under the product development incentive agreement, with respect to Mr. Haase. Upon Mr. Haase's termination of employment, 50% of royalties on the products jointly developed by Mr. Haase and Mr. Rasmusson will be paid to Mr. Haase and 50% to Mr. Rasmusson.

Consulting Agreements

         Effective November 1, 1995, the Company entered into consulting agreements with Harley Haase, the Company's chief executive officer, and Larry
A. Rasmusson, its chief financial officer, whereby each is to be paid an annual consulting fee in the amount of $150,000 for a period of five years commencing upon retirement. The agreements prohibit the consultants from engaging in any activity that competes with either the Company or Outdoors and provide that the consultants shall not be required to provide services for more than five days per month. If either Mr. Rasmusson or Mr. Haase voluntarily terminates his employment with the Company prior to age 55, the agreement will not be binding on the Company. If the Company does not renew either individual's employment agreement on April 1, 1998, for reasons other than good cause, then the agreement shall commence on that date.

Split Dollar Insurance

         The Company has adopted split dollar life insurance plans (the "Plans") for the benefit of its chief executive officer, Harley Haase, and Larry A. Rasmusson, its chief financial officer. Under the terms of the Plans, the Company pays the annual premiums on a $1 million insurance policy (the "Policy") on the life of each individual. The Policy is a whole life policy on which all premiums are paid by the Company and income is imputed to the insured in an amount equal to the term rate for his insurance as established by the insurer. The Policy is owned by the individual. The Plans are the designed so that the Company will recover all premium payments, interest, and advances made by it on account of the Policy. The Company's interest in the premium payments, interest, and advances made with respect to the Policy is secured by a collateral assignment of the Policy. Upon the death of the individual, the Company will be reimbursed from the insurance proceeds paid to the beneficiaries in an amount equal to the total premiums, interest, and advances made by the Company with respect to the Policy. In the event the individual surrenders the Policy for its cash surrender value at some date in the future, the Company will be reimbursed for the premiums it has paid on the Policy, plus interest. Premiums paid in fiscal 1995, 1994 and 1993 on behalf of Mr. Haase totalled $45,467, $43,679 and $39,372, respectively. Premiums paid in fiscal 1995, 1994, and 1993 on behalf of Mr. Rasmusson totalled $45,012, $43,979 and $39,254, respectively.

Employee Stock Ownership Plan

         The Company has established an Employee Stock Ownership Plan and Trust (the "Plan"). The Company advanced $150,000 to the Plan, which was used to purchase 225,000 shares of newly issued Common Stock from the Company at a price of $.67 per share. The loan is evidenced by a promissory note in the initial principal amount of $150,000, bearing interest at 9% per annum. The note provides for annual principal payments of $7,500, together with annual interest payments. In accordance with legal requirements, as the loan is repaid, the shares are allocated to participants in the Plan. The Company contributed approximately $19,992 to the Plan for fiscal 1995. For fiscal 1995, 1994 and 1993, 2,285 shares, 3,638 shares and 7,306 shares, respectively, were credited to the account of Harley Haase, and, for fiscal 1995 and 1994, 2,285 shares and 1,820 shares, respectively, were credited to the account of Larry Rasmusson.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Purchase of Shares by Officer

         Effective January 25, 1994, Harley Haase, an officer and director of the Company, exercised an option to purchase 90,000 shares of the Company's Common Stock for an aggregate purchase price of $168,750. The purchase price was paid by delivery of $8,750 in cash and a promissory note in the principal amount of $160,000. The note provides that the principal be paid in five equal annual installments, commencing in January 1995, together with all interest accrued and unpaid as of the date of payment, and that interest be accrued at an annual rate equal to the stated Applicable Federal Rate as in effect from time to time, each change in the interest rate to become effective on the day the corresponding change in the Federal rate becomes effective. Such rate was 6.38% as of September 30, 1995. Mr. Haase pledged 70,200 shares of Common Stock previously owned by him as security for the note. During fiscal 1995, $80,000 was paid on the note, leaving an outstanding principal balance of $80,000.

Limited Partnership:  Project Heart

         The Company has invested $142,000 cash for a 30% limited partnership interest in the Project Heart Limited Partnership, a Minnesota limited partnership (the "Limited Partnership"). The Limited Partnership was formed to pursue the development of a device to be used in connection with organ transplants and organ transportation. The proposed product to be developed by the Limited Partnership is only in the conceptual planning stage and, in addition to the usual uncertainties of product development, carries a substantial risk of failure because of the nature of the product and the significant amounts of additional financing that may be required.

         The Company intends that its involvement with the Limited Partnership will be solely as long-term, high-risk investment, and it does not intend to actively participate in the development of the product. Further, the Company has no present intention to supply any additional financing. If a successful product is developed by the Limited Partnership, the Company has no present belief that it would, or any assurances that it could, have any involvement in the manufacturing or marketing of the product.

         The general partner of the Limited Partnership is LexTen, Inc., a Minnesota corporation, of which Larry Rasmusson is the sole shareholder. LexTen owns a 67.7% interest in the Limited Partnership. Larry Rasmusson is an officer and a director of the Company and also is deemed to be the beneficial owner of approximately 22.4% of the Common Stock of the Company. Harley Haase, president and director of the Company, and Keith A. Olson, a director of the Company, each purchased a 1.2% limited partnership interest in the Limited Partnership for $10,000 cash.

         In conjunction with the Limited Partnership, the Company entered into a stock award agreement (the "Stock Award Agreement") with Larry Rasmusson, pursuant to which the Company issued to Mr. Rasmusson 383,500 shares of its Common Stock, currently held in an escrow account. These shares are to be released to Mr. Rasmusson in various installments upon the reaching of defined milestones set forth in the Stock Award Agreement. Mr. Rasmusson will assist the Limited Partnership in the development of the concept.

         The escrow agent for the escrow account is Norwest Bank - Riverdale, Coon Rapids, Minnesota. The stock awards to be received by Mr. Rasmusson are subject to a substantial risk of forfeiture such that some or all of the stock awards may be forfeited by Mr. Rasmusson if certain of the designated milestones under the Stock Award Agreement are not reached prior to the termination of the Stock Award Agreement. The Stock Award Agreement was amended by the Board of Directors for the Company effective October 31, 1995 to extend the term of the agreement from October 31, 1995 to October 31, 1998 in consideration of Mr. Rasmusson's waiving, on his own behalf and on behalf of Lexten, Inc., the right to receive any cash distribution from the Limited Partnership.

         The milestones and the number of shares to be awarded upon attainment of each milestone are as follows:

            Milestones                                    Number of Shares

            Complete mock-up prototype                     76,700 shares
            Complete prototype                             57,525 shares
            Begin testing for blood flow                   57,525 shares
            Begin testing device externally
             with animal heart                             95,875 shares
            Begin testing device internally with
             animal, using animal's (host) organ           95,875 shares

         Until the termination of the Stock Award Agreement, Mr. Rasmusson is entitled to vote the escrowed stock, including all shares not yet awarded to Mr. Rasmusson because the milestones described above have not been reached.


                                  OTHER MATTERS

         The Board of Directors is not aware that any matter other than that described in the Notice will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the proxied shares in accordance with their best judgment on such matters.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         On June 9, 1995, Price Waterhouse LLP, the Company's principal independent accountant, advised the Company that it was resigning.

         The reports by Price Waterhouse LLP on the Company's financial statements for the fiscal years 1993 and 1994 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During recent fiscal years 1993 and 1994, and the period from October 1, 1994 to June 9, 1995, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make a reference to the subject matter of such disagreement in its reports, nor any "reportable event," as defined in Items 304(a)(1)(iv)(B) of Regulation S-B.

         On August 1, 1995, the Company engaged Grant Thornton LLP as the issuer's principal independent accountant to audit the Company's financial statements for fiscal 1995. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.


                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         All shareholder proposals intended to be presented at the 1997 Annual Shareholders' Meeting must be received by the Company at its offices on or before September 21, 1996.


                              REPORT ON FORM 10-KSB

         A copy of the Company's Annual Report for the fiscal year ended September 30, 1995, accompanies the Notice of Annual Meeting and Proxy Statement. A copy of the Company's Report on Form 10-KSB for the fiscal year ended September 30, 1995, as filed with the Securities and Exchange Commission, is available upon request from the Company.

         It is important that Proxies be returned promptly. Shareholders who do not plan to attend the meeting in person are urged to sign, date, and forward the Proxy by return mail.


                                     BY THE ORDER OF THE BOARD OF DIRECTORS




                                     Dennis L. Mikkelson
                                     Secretary

January 18, 1996




                       OXBORO MEDICAL INTERNATIONAL, INC.
                                      PROXY
               ANNUAL MEETING OF SHAREHOLDERS -- FEBRUARY 22, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Larry A. Rasmusson and Dennis L. Mikkelson, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of Oxboro Medical International, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on February 22, 1996, 4:00 p.m. Minneapolis time, at the Company's offices, 13828 Lincoln Street N.E., Ham Lake, Minnesota 55304, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and in their discretion upon any other matter that may properly come before the meeting or any adjournment thereof.

1.       ELECTION OF DIRECTOR (for a term ending in 1999):

         Harley Haase       [ ]  FOR      [ ]  WITHHOLD AUTHORITY

2.       Upon such other matters as may properly come before the meeting.

The power to vote granted by this proxy may be exercised by Larry A. Rasmusson and Dennis L. Mikkelson, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S (SHAREHOLDERS') INSTRUCTIONS. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED NOMINEE.

         IT IS IMPORTANT THAT EACH SHAREHOLDER COMPLETE, DATE, SIGN, AND
                      MAIL THIS PROXY AS SOON AS POSSIBLE.

                   PLEASE DO NOT FORGET TO DATE THIS PROXY

                                          Dated and Signed _____________, 1996

                                          ____________________________________
                                              Signature of Shareholder(s)
                                          ____________________________________
                                              Signature of Shareholder(s)

                                          IMPORTANT: Please date and sign
                                          exactly as your name or names appear
                                          hereon. When signing as attorney,
                                          executor, trustee, guardian, or
                                          authorized officer of a corporation or
                                          partner of a partnership, please give
                                          your title as such.

The Company's stock records indicate that you have not presented your stock certificate(s) for exchange following the 1-for-10 reverse stock split in April 1987. Giving effect to such reverse split, and to subsequent stock splits of 3-for-2 (January 1990) and 2-for-1 (March 1991), each 10 shares listed on this proxy card as held of record by you will be entitled to 3 votes on all matters to be presented to the shareholders at the 1996 Annual Meeting.



                       OXBORO MEDICAL INTERNATIONAL, INC.
                                      PROXY
               ANNUAL MEETING OF SHAREHOLDERS -- FEBRUARY 22, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Larry A. Rasmusson and Dennis L. Mikkelson, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of Oxboro Medical International, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on February 22, 1996, 4:00 p.m. Minneapolis time, at the Company's offices, 13828 Lincoln Street N.E., Ham Lake, Minnesota 55304, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and in their discretion upon any other matter that may properly come before the meeting or any adjournment thereof.

1.       ELECTION OF DIRECTOR (for a term ending in 1999):

         Harley Haase        [ ]  FOR      [ ]  WITHHOLD AUTHORITY

2.       Upon such other matters as may properly come before the meeting.

The power to vote granted by this proxy may be exercised by Larry A. Rasmusson and Dennis L. Mikkelson, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S (SHAREHOLDERS') INSTRUCTIONS. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED NOMINEE.

         IT IS IMPORTANT THAT EACH SHAREHOLDER COMPLETE, DATE, SIGN, AND
                      MAIL THIS PROXY AS SOON AS POSSIBLE.

                     PLEASE DO NOT FORGET TO DATE THIS PROXY


                                          Dated and Signed _____________, 1996

                                          ____________________________________
                                              Signature of Shareholder(s)
                                          ____________________________________
                                              Signature of Shareholder(s)

                                          IMPORTANT: Please date and sign
                                          exactly as your name or names appear
                                          hereon. When signing as attorney,
                                          executor, trustee, guardian, or
                                          authorized officer of a corporation or
                                          partner of a partnership, please give
                                          your title as such.